EXHIBIT 4.3

                  1998 INDEPENDENT DIRECTORS' STOCK OPTION PLAN

                          CODORUS VALLEY BANCORP, INC.
                  1998 INDEPENDENT DIRECTORS' STOCK OPTION PLAN

     1. Purpose. The 1998 Independent Directors' Stock Option Plan (the "Plan") was established to advance the development, growth and financial condition of Codorus Valley Bancorp, Inc. (the "Corporation") and its subsidiaries, by providing an incentive, through participation in the appreciation of capital stock of the Corporation, and thereby to secure, retain and motivate members of the Corporation's Board of Directors who are not officers or employees of the Corporation or any subsidiary thereof ( the "non-employee directors").

     2. Term. The Plan shall become effective as of the date the Corporation's stockholders duly approve the Plan (the "Effective Date"). If the Plan is so approved, it shall continue in effect until any stock options granted under the Plan have either lapsed or been exercised, satisfied or canceled according to their terms.

     3. Stock. The shares of the Corporation's common stock, par value $2.50 per share (the "Common Stock") issuable under the Plan shall not exceed 100,000 shares. The amount of Common Stock issuable under the Plan may be adjusted pursuant to paragraph 10 hereof. The Common Stock issuable hereunder may be either authorized and unissued shares of Common Stock, or authorized shares of Common Stock issued by the Corporation and subsequently reacquired by it as treasury stock, or shares purchased in open market transactions. Under no circumstances shall fractional shares be issued under the Plan. The Corporation's failure to obtain any governmental authority deemed necessary by the Corporation's legal counsel for the proper grant of the stock options under this Plan and/or the issuance of Common Stock under the Plan shall relieve the Corporation of any duty or liability for the failure to grant stock options under the Plan and/or issue Common Stock under the Plan as to which such authority has not been obtained.

     4. Stock Options. Stock options shall be granted under the Plan, annually, immediately following the reorganization meeting of the Corporation, to each non-employee director of the Corporation, who, during the preceding fiscal year, attended at least seventy-five (75%), in the aggregate, of the total number of meetings of the Board of Directors (held during that year or the portion of the year for which he has been a director)and the total number of meetings held by all committees of the Board of Directors on which he served (held during that year or the portion of the year for which he has been a director). Each such director shall be granted stock options to purchase shares of Common Stock (the "Stock Options") under the following terms and conditions:

     (a) The time period during which any Stock Option is exercisable shall be ten (10) years after the date of grant to the Director. The Stock Options may be granted according to the following schedule:

                                                          Number of
                           Year                        Shares Granted
                           ----                        --------------
                           1998                               4,000
                           1999                               2,000
                           2000                               2,000
                           2001                               2,000
                           2002                               2,000

     (b) If the Director ceases to be a member of the Board of Directors for any reason other than retirement because of age pursuant to the Corporation's Bylaws, the director may exercise the Stock Option not more than twelve (12) months after such cessation; if the director dies at any time, the director's qualified personal representative or any persons who acquire the Stock Options pursuant to his or her Will or laws of descent and distribution, may exercise any Stock Options during their remaining terms for a period of not more than twelve (12) months after the director's death to the extent that the Stock Options would then be and remains exercisable; if the director retires because of the aforesaid mandatory age requirement, he or she may exercise any Stock Options granted to him or her for their remaining terms; in all of the above events, the director shall not receive any further grants of Stock Options under the Plan.

     (c) The purchase price of a share of Common Stock subject to a Stock Option shall be the fair market value of the Common Stock on the date of grant, as determined under paragraph 6 hereof.

     (d) The Stock Option shall be made by a written agreement in the form, attached hereto as Exhibit "A," with such changes therein as may be determined by the Committee ( as such term is defined in paragraph 12 hereof) (the "Stock Option Agreement").

     5. Exercise. Except as otherwise provided in the Plan, the Stock Option may be exercised in whole or in part by giving written notice thereof to the Secretary of the Corporation, or his designee, identifying the Stock Option being exercised, the number of shares of Common Stock with respect thereto, and other information pertinent to the exercise of the Stock Option. The purchase price of the shares of Common Stock with respect to which a Stock Option is exercised shall be paid with the written notice of exercise, either in cash or in Common Stock, which has been held by the director for at least six (6) months, at its then current fair market value, or any combination of cash or Common Stock. Funds received by the Corporation from the exercise of any Stock Option shall be used for its general corporate purposes. The number of shares of Common Stock subject to a Stock Option shall be reduced by the number of shares of Common Stock with respect to which the director has exercised rights under the related Stock Option Agreement.

     If the Corporation or its stockholders execute an agreement to dispose of all or substantially all of the Corporation's assets or capital stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the Corporation's stockholders as of immediately before such transaction will not own at least fifty percent (50%) of the total combined voting power of all classes of voting capital stock of the surviving entity (be it the Corporation or otherwise) immediately after the consummation of such transaction, thereupon any and all Stock Options which the director would be entitled to receive under the Plan shall be immediately granted to the director until the consummation of such transaction, or if not consummated, until the agreement therefor expires or is terminated, in which case thereafter all Stock Options shall be treated as if said agreement never had been executed. If during any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board of Directors, cease for any reason to constitute at least a majority of the Board of Directors, unless the election of each director of the Board of Directors, who was not a director of the Board of Directors at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, thereupon any and all Stock Options which the director would be entitled to receive under the Plan shall be immediately granted to the director. If there is an actual, attempted or threatened change in the ownership of at least twenty-five percent (25%) of any classes of voting capital stock of the Corporation through the acquisition of, or an offer to acquire such percentage of the Corporation's voting capital stock by any person or entity, or persons or entities acting in concert or as a group, and such acquisition or offer has not been duly approved by the Board of Directors, thereupon any and all Stock Options which the Director would be entitled to receive under the Plan shall be immediately granted.

     6. Value. Where used in the Plan, the "fair market value" of Common Stock shall mean and be determined as follows: (i) in the event that the Common Stock is listed on an established exchange, the closing price of the Common Stock on the date when the Stock Option is granted to the Director (the "Relevant Date") or, if no trade did occur on that day, on the next preceding day on which a trade occurred; or (ii) in the event that the Common Stock is not listed on an established exchange, but is then quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the average of the closing bid and asked quotations of the Common Stock for the five
(5) trading days immediately preceding the Relevant Date. In either case, in the event that no closing bid or asked quotation is available on one (1) or more of such trading days, the fair market value shall be determined by reference to the five (5) trading days immediately preceding the Relevant Date on which closing bid and asked quotations are available.

     7. Continued Relationship. Nothing in the Plan or in any Stock Option shall confer upon any director any right to continue his relationship with the Corporation as a director, or limit or affect any rights, powers or privileges that the Corporation or its affiliates may have to supervise, discipline and terminate such director, and the relationships thereof.

     8. General Restrictions. Each Stock Option shall be subject to the requirement and provision that if at any time the Board of Directors determines it necessary or desirable as a condition of or in consideration of making such Stock Option, or the purchase or issuance or Common Stock thereunder, (a) the listing, registration or qualification of the Common Stock subject to the Stock Option, or the Stock Option itself, upon any securities exchange or under any federal or state securities or other laws, (b) the approval of any governmental authority, or (c) an agreement by the director with respect to disposition of any Common Stock (including without limitation that at the time of the director's exercise of the Stock Option, any Common Stock thereby acquired is being and will be acquired solely for investment purposes and without any intention to sell or distribute such Common Stock), then such Stock Option shall not be exercised in whole or in part unless such listing, registration, qualification, approval or agreement shall have been appropriately effected or obtained to the satisfaction of the Board of Directors and legal counsel for the Corporation. Notwithstanding anything to the contrary herein, a director shall not sell, transfer or otherwise dispose of any shares of Common Stock acquired pursuant to a Stock Option unless at least six (6) months have elapsed from the date the Stock Option was granted and such transfer or disposition is made in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, as the same may be amended from time to time.

     9. Rights. Except as otherwise provided in the Plan, a director shall have no rights as a holder of the Common Stock subject thereto unless and until one or more certificates for the shares of such Common Stock are issued and delivered to the director. No adjustments shall be made for dividends, either ordinary or extraordinary, or any other distributions with respect to Common Stock, whether made in cash, securities or other property, or any rights with respect thereto, for which the record date is prior to the date that certificates for shares of Common Stock subject to a Stock Option are issued to the director pursuant to his exercise thereof. No Stock Option, or the grant thereof, shall limit or affect the right or power of the Corporation or its affiliates to adjust, reclassify, recapitalize, reorganize or otherwise change its or their capital or business structure, or to merge, consolidate, dissolve, liquidate or sell any or all of its or their business, property or assets.

     10. Adjustments. In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of Common Stock or other securities of the Corporation or of other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, stock split or similar transaction, then, there shall be substituted for or added to each share of Common Stock of the Corporation which was theretofore appropriated, or which thereafter may become subject to an option under the Plan, the number and kind of shares of Common Stock or other securities into which each outstanding share of the Common Stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such shares shall be entitled, as the case may be. Each outstanding Stock Option shall be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

     If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any Common Stock or other securities in which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Stock Option which was theretofore granted or which may thereafter may be granted under the Plan, then such adjustment shall be made in accordance with such determination.

     The grant of a Stock Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

     Fractional shares resulting from any adjustment in Stock Options pursuant to this paragraph 10 may be settled as a majority of the disinterested members of the Board of Directors or of the Committee, as the case may be, shall determine.

     To the extent that the foregoing adjustments relate to Common Stock or securities of the Corporation, such adjustments shall be made by a majority of the members of the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of a Stock Option that is so adjusted.

     11. Forfeiture. Notwithstanding anything to the contrary in this Plan, if an option holder is engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his relationship with the Corporation or its affiliates, or has disclosed trade secrets of the Corporation or its affiliates, the option holder shall forfeit all rights under and to all unexercised Stock Options, and all exercised Stock Options for which the Corporation has not yet delivered certificates for shares of Common Stock (as the case may be), and all rights to receive Stock Options shall be automatically canceled.

     12. Administration. The ability to control and manage the operation and administration of the Plan shall be vested in the Board of Directors or in a committee of two or more members of the Board of Directors, selected by the Board of Directors (the "Committee"). The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make any and all determinations that may be necessary or advisable for the administration of the Plan. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

     13. Miscellaneous. Any reference contained in this Plan to a particular section or provision of law, rule or regulation shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of the Rule and the regulations promulgated thereunder or any successor rule that may be promulgated by the Securities and Exchange Commission. To the extent any provision of this Plan fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law, subject to the provisions of paragraph 15 below. Where used in this Plan: the plural shall include the singular, and unless the context otherwise clearly requires, the singular shall include the plural and the masculine shall include the feminine. The captions of the numbered paragraphs contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.

     14. Transferability. Except as otherwise provided by the Committee, Stock Options granted under the Plan are not transferable except as designated by the participant by Will and the laws of descent and distribution.

     15. Amendment. The Plan may be amended, suspended or terminated, without notice, by a majority vote of the Board of Directors of the Corporation.

     16. Taxes. The issuance of shares of Common Stock under the Plan shall be subject to any applicable taxes or other laws or regulations of the United States of America and any state or local authority having jurisdiction there over.

                                  - - - - - - -
                                       END
                                  - - - - - - -